                        GENERAL DISTRIBUTOR'S AGREEMENT

                                     WITH

                    OPPENHEIMERFUNDS DISTRIBUTOR, INC. AND

                      OPPENHEIMER VARIABLE ACCOUNT FUNDS

                             FOR SERVICE SHARES OF

                           OPPENHEIMER VALUE FUND/VA

Date: October 22, 2002

OPPENHEIMERFUNDS DISTRIBUTOR, INC.
498 Seventh Avenue
New York, New York 10018

Dear Sirs:

      OPPENHEIMER   VARIABLE   ACCOUNT   FUNDS  (the   "Trust"),   a
Massachusetts   business  trust,  is  registered  as  an  investment
company  under the  Investment  Company Act of 1940 (the "1940 Act")
consisting  of one  or  more  series  ("Series")  and an  indefinite number of one or more classes of its shares of  beneficial  interest for each Series have been  registered  under the  Securities  Act of
1933 (the  "1933  Act") to be  offered  for sale to the  public in a
continuous   public  offering  in  accordance  with  the  terms  and
conditions  set forth in the  Prospectus and Statement of Additional
Information ("SAI") included in the Trust's  Registration  Statement as it may be  amended  from  time to time (the  "Current  Prospectus and/or SAI").

      In this  connection,  the  Trust  desires  that your firm (the
"General  Distributor")  act  in a  principal  capacity  as  General
Distributor  for the sale and  distribution  of  service  shares  of beneficial  interest  ("Shares") of  Oppenheimer  Value Fund/VA (the
"Fund"),  a series  of the  Trust,  which  have been  registered  as described  above  and  of  any  additional  service  and  subsequent
Classes  of Shares  which may become  registered  during the term of this  Agreement.  You have  advised the Fund that you are willing to act as such General  Distributor,  and it is  accordingly  agreed by and between us as follows:

      1.    Appointment  of  the   Distributor.   The  Trust  hereby
            ----------------------------------
appoints  you as the sole General  Distributor  of the Fund for sale
of  its  Shares,   pursuant  to  the  aforesaid   continuous  public
offering of its Shares and the Trust  further  agrees from and after the date of this Agreement  that it will not,  without your consent, sell or  agree  to sell  any  Shares  otherwise  than  through  you, except (a) the Trust may issue Shares in  connection  with a merger, consolidation  or  acquisition  of  assets  on such  basis as may be authorized  or  permitted  under  the 1940  Act;  (b) the  Trust may
issue  Shares  for  the   reinvestment   of   dividends   and  other
distributions  of the Fund or of any other fund if  permitted by the current  Prospectus  and/or SAI;  and (d) the Trust may issue Shares as  underlying  securities of a unit  investment  trust if such unit investment  trust  has  elected  to  use  Shares  as  an  underlying investment;  provided  that in no event  as to any of the  foregoing exceptions  shall  Shares  be  issued  and  sold  at less  than  the then-existing net asset value.

      2.    Sale of  Shares.  You  hereby  accept  such  appointment
            ---------------
and  agree  to use  your  best  efforts  to sell  Shares,  provided, however,  that when  requested  by the Trust at any time  because of market or other economic  considerations  or abnormal  circumstances of any kind,  or when  agreed to by mutual  consent of the Trust and the General  Distributor,  you will suspend such efforts.  The Trust may also  withdraw the offering of Shares at any time when  required by the provisions of any statute,  order,  rule or regulation of any governmental  body having  jurisdiction.  It is understood  that you do not  undertake  to sell all or any  specific  number of Shares of the Fund.

      3.    Purchase of Shares.
            ------------------

            (a)   As General  Distributor,  you shall have the right
                  to accept or reject  orders  for the  purchase  of
                  Shares  at  your  discretion,  provided,  however,
                  that you agree  not to  exercise  that  discretion
                  in  a  manner   inconsistent   with  the   Trust's
                  obligations under any  participation  agreement to
                  which  the  Trust  is a  party  and to  which  the
                  Shares are subject.  Any  consideration  which you
                  may   receive  in   connection   with  a  rejected
                  purchase   order   will  be   returned   promptly.
                  Shares  of the  Fund  may be sold  by you  only at
                  net  asset  value   without   sales   charge  upon
                  receipt of Federal  Funds for the  purchase of any
                  Shares  sold  by  you   pursuant   to   provisions
                  hereof.

            (b)   You agree  promptly  to issue or to cause the duly
                  appointed   transfer  or   shareholder   servicing
                  agent  of  the   Fund  to  issue  as  your   agent
                  confirmations  of  all  accepted  purchase  orders
                  and to  transmit a copy of such  confirmations  to
                  the  Trust.  The net  asset  value  of all  Shares
                  which  are  the  subject  of  such  confirmations,
                  computed in accordance  with the applicable  rules
                  under the 1940 Act,  shall be a  liability  of the
                  General  Distributor  to  the  Trust  to  be  paid
                  promptly   after   receipt  of  payment  from  the
                  authorized  insurance  company,  dealer  or broker
                  (collectively,     the    authorized    "insurance
                  company")  and  not  later  than  eleven  business
                  days  after  such  confirmation  even if you  have
                  not   actually    received    payment   from   the
                  authorized  insurance  company or investor.  In no
                  event shall the General  Distributor  make payment
                  to the Trust later than  permitted  by  applicable
                  rules of the National  Association  of  Securities
                  Dealers,  Inc.  Notwithstanding  the provisions of
                  part  (a) of this  Section  3 of  this  Agreement,
                  purchase   orders   received  from  an  authorized
                  insurance  company after the latest  determination
                  of  the  Fund's  net  asset  value  on  a  regular
                  business  day will  receive  that latest net asset
                  value if the request to the  authorized  insurance
                  company by its customer to arrange  such  purchase
                  prior to the  latest  determination  of the Fund's
                  net  asset  value  that  day  complies   with  the
                  requirements  governing  such  requests  as stated
                  in the current Prospectus and/or SAI.

            (c)   If the  authorized  insurance  company  shall fail
                  to make timely  settlement  of its purchase  order
                  in  accordance  with   applicable   rules  of  the
                  National   Association   of  Securities   Dealers,
                  Inc.,  or if any  purchaser  shall  fail  to  make
                  good  payment for Shares in a timely  manner,  you
                  shall  have the  right  to  cancel  such  purchase
                  order  and,  at your  account  and  risk,  to hold
                  responsible  the authorized  insurance  company or
                  investor.  You agree  promptly  to  reimburse  the
                  Trust  for   losses   suffered   by  it  that  are
                  attributable  to  any  such  cancellation,  or  to
                  errors on your part in relation  to the  effective
                  date of accepted  purchase orders,  limited to the
                  amount  that such  losses  exceed  contemporaneous
                  gains  realized  by the Trust  for  either of such
                  reasons with respect to other purchase orders.

            (d)   In  the  case  of  a  canceled  purchase  for  the
                  account  of  a  directly  purchasing  shareholder,
                  the Trust  agrees that if such  investor  fails to
                  make you  whole  for any loss you pay to the Trust
                  on such canceled  purchase  order,  the Trust will
                  reimburse  you for such loss to the  extent of the
                  aggregate   redemption   proceeds   of  any  other
                  Shares  of the  Fund  owned by such  investor,  on
                  your demand that the Trust  exercise  its right to
                  claim such  redemption  proceeds.  The Trust shall
                  register  or cause  to be  registered  all  Shares
                  sold to you pursuant to the  provisions  hereof in
                  such  names and  amounts as you may  request  from
                  time to time and the  Trust  shall  issue or cause
                  to be issued  certificates  evidencing such Shares
                  for   delivery   to  you  or   pursuant   to  your
                  direction   if  and  to  the   extent   that   the
                  shareholder  account in question  contemplates the
                  issuance  of such  certificates.  All Shares  when
                  so issued  and paid for,  shall be fully  paid and
                  non-assessable  by the  Trust  to the  extent  set
                  forth in the current Prospectus and/or SAI.

      4.    Repurchase of Shares.
            --------------------

            (a)   In connection  with the repurchase of Shares,  you
                  are  appointed  and  shall  act  as  Agent  of the
                  Trust.  You  are  authorized,  for so  long as you
                  act  as  General   Distributor  of  the  Fund,  to
                  repurchase,  from authorized  insurance companies,
                  certificated  or  uncertificated   shares  of  the
                  Fund  ("Shares")  on the basis of orders  received
                  from  each  authorized   insurance   company  with
                  which you have a  participation  agreement for the
                  sale of Shares  and  permitting  resales of Shares
                  to you,  provided that such  authorized  insurance
                  company,  at  the  time  of  placing  such  resale
                  order,  shall  represent  (i) if such  Shares  are
                  represented      by      certificate(s),      that
                  certificate(s)  for the  Shares to be  repurchased
                  have  been   delivered   to  it  by  the  indirect
                  shareholder(s)  with a request for the  redemption
                  of such  Shares  executed  in the  manner and with
                  the  signature  guarantee  required  by  the  then
                  current  effective  prospectus and/or SAI, or (ii)
                  if  such  Shares  are  uncertificated,   that  the
                  indirect   shareholder(s)  has  delivered  to  the
                  authorized  insurance  company a  request  for the
                  redemption  of such Shares  executed in the manner
                  and with the signature  guarantee  required by the
                  then  current   policies  and  procedures  of  the
                  Transfer Agent of the Fund.

            (b)   You shall  (a) have the  right in your  discretion
                  to accept or reject  orders for the  repurchase of
                  Shares;  (b) promptly  transmit  confirmations  of
                  accepted  repurchase  orders  (which may be netted
                  against  corresponding   redemption  orders);  and
                  (c)  transmit a copy of such  confirmation  to the
                  Trust,  or, if so directed,  to any duly appointed
                  transfer  or  shareholder  servicing  agent of the
                  Trust.   In  your   discretion,   you  may  accept
                  repurchase   requests   made   by  a   financially
                  responsible  authorized  insurance  company  which
                  provides   you   with   indemnification   in  form
                  satisfactory  to  you  in  consideration  of  your
                  acceptance   of  such   request  in  lieu  of  the
                  written  redemption  request  of the  owner of the
                  account;  you  agree  that  the  Trust  shall be a
                  third party beneficiary of such indemnification.

            (c)   Upon  receipt  by the Trust or its duly  appointed
                  transfer  or  shareholder  servicing  agent of any
                  certificate(s)   (if  any  has  been  issued)  for
                  repurchased   Shares  and  a  written   redemption
                  request  of the  indirect  shareholder(s)  of such
                  Shares  executed  in the  manner and  bearing  the
                  signature  guarantee  required by the then current
                  policies and  procedures of the Transfer  Agent of
                  the  Fund,  the  Trust  will pay or cause its duly
                  appointed   transfer  or   shareholder   servicing
                  agent   promptly   to  pay   to   the   authorized
                  insurance  company  the  redemption  price  of the
                  repurchased   Shares   (other   than   repurchased
                  Shares  subject to the  provisions  of part (d) of
                  Section  4  of  this  Agreement)  next  determined
                  after  your  receipt of the  authorized  insurance
                  company's repurchase order.

            (d)   Notwithstanding  the  provisions  of  part  (c) of
                  Section  4 of this  Agreement,  repurchase  orders
                  received  from  an  authorized  insurance  company
                  after  the  latest  determination  of  the  Fund's
                  redemption  price on a regular  business  day will
                  receive  that  day's  latest  redemption  price if
                  the request to the  authorized  insurance  company
                  by its customer to arrange such  repurchase  prior
                  to  the   latest   determination   of  the  Fund's
                  redemption   price  that  day  complies  with  the
                  requirements  governing  such  requests  as stated
                  in the current Prospectus and/or SAI.

            (e)   You will make  every  reasonable  effort  and take
                  all  reasonably  available  measures to assure the
                  accurate   performance   of  all  services  to  be
                  performed    by   you    hereunder    within   the
                  requirements  of any statute,  rule or  regulation
                  pertaining  to  the  redemption  of  shares  of  a
                  regulated     investment     company    and    any
                  requirements   set  forth  in  the  then   current
                  Prospectus  and/or  SAI of the  Trust.  You  shall
                  correct any error or  omission  made by you in the
                  performance  of your  duties  hereunder  of  which
                  you shall  have  received  notice in  writing  and
                  any necessary  substantiating  data; and you shall
                  hold  a  Fund  harmless  from  the  effect  of any
                  errors or  omissions  which  might  cause an over-
                  or  under-redemption  of a Fund's Shares and/or an
                  excess  or  non-payment   of  dividends,   capital
                  gains distributions, or other distributions.

            (f)   In the event an  authorized  authorized  insurance
                  company  initiating a repurchase  order shall fail
                  to make  delivery or  otherwise  settle such order
                  in  accordance   either  with  the  rules  of  the
                  National  Association of Securities Dealers,  Inc.
                  or a  participation  agreement  to which the Trust
                  is a party and to which the  Shares  are  subject,
                  you  shall   have  the   right  to   cancel   such
                  repurchase  order and,  at your  account and risk,
                  to  hold  responsible  the  authorized   insurance
                  company.  In the event  that any  cancellation  of
                  a  Share  repurchase  order  or any  error  in the
                  timing  of the  acceptance  of a Share  repurchase
                  order  shall  result  in a  gain  or  loss  to the
                  Trust,  you agree  promptly to reimburse the Trust
                  for any  amount  by which  any loss  shall  exceed
                  then-existing gains so arising.

      5.    1933 Act  Registration.  The Trust has  delivered to you
            ----------------------
a copy of its  current  Prospectus  and SAI.  The Trust  agrees that it will use its best  efforts to continue the  effectiveness  of the
Trust's  Registration  Statement  filed  under  the  1933  Act.  The
Trust  further  agrees to  prepare  and file any  amendments  to its
Registration  Statement  as may be  necessary  and any  supplemental data in order to comply  with the 1933 Act.  The Trust will  furnish you at your  expense  with a  reasonable  number  of  copies  of the current  Prospectus  and SAI and any  amendments  thereto for use in connection with the sale of Shares.

      6.    1940   Act   Registration.   The   Trust   has   already
            -------------------------
registered  under  the 1940  Act as an  investment  company,  and it will use its best  efforts  to  maintain  such  registration  and to comply with the requirements of the 1940 Act.

      7.    Duties of Distributor:
            ---------------------

            (a)   You  shall  furnish  to the  Trust  any  pertinent
                  information  required to be inserted  with respect
                  to you as General  Distributor  within the purview
                  of the  Securities  Act of 1933 in any  reports or
                  registration   required   to  be  filed  with  any
                  governmental authority;

            (b)   You   will    not    make   any    representations
                  inconsistent  with the  information  contained  in
                  the current Prospectus and/or SAI.

            (c)   You  shall   maintain   such  records  as  may  be
                  reasonably   required   for  the   Trust   or  its
                  transfer  or   shareholder   servicing   agent  to
                  respond to  shareholder  requests  or  complaints,
                  and  to  permit  the  Trust  to  maintain   proper
                  accounting  records,   and  you  shall  make  such
                  records  available  to the Trust and its  transfer
                  agent  or   shareholder   servicing   agent   upon
                  request; and

            (d)   In  performing  under  this  Agreement,  you shall
                  comply  with  all   requirements  of  the  Trust's
                  current  Prospectus  and/or SAI and all applicable
                  laws,  rules and  regulations  with respect to the
                  purchase, sale and distribution of Shares.

      8.    Allocation  of Costs.  The  Trust  shall pay the cost of
            --------------------
composition  and  printing of  sufficient  copies of its  Prospectus and SAI as  shall  be  required  for  periodic  distribution  to its shareholders  and the expense of  registering  Shares for sale under federal  securities  laws.  You  shall  pay  the  expenses  normally attributable  to the sale of  Shares,  other  than as paid under the
Fund's Service  Plan(s) under Rule 12b-1 of the 1940 Act,  including the cost of  printing  and  mailing of the  Prospectus  (other  than those  furnished to existing  direct or indirect  shareholders)  and any sales literature used by you in the public sale of the Shares.

      9.    Duration.  This  Agreement  shall  take  effect  on  the
            --------
date first  written  above,  and shall  supersede  any and all prior
General  Distributor's  Agreements  by and  among the Trust and you.
Unless  earlier  terminated  pursuant  to Section  10  hereof,  this
Agreement  shall  remain in  effect  until  August  31,  2004.  This
Agreement  shall  continue in effect  from year to year  thereafter, provided that such  continuance  shall be  specifically  approved at least  annually:  (a) by the  Trust's  Board of  Trustees or by vote of a majority of the voting  securities of the Fund;  and (b) by the vote of a  majority  of the  Trustees,  who are not  parties to this
Agreement  or  "interested  persons" (as defined in the 1940 Act) of any  such  person,  cast  in  person  at a  meeting  called  for the purpose of voting on such approval.

      10.   Termination.  This  Agreement may be  terminated  (a) by
            -----------
the  General  Distributor  at any time  without  penalty  by  giving sixty  days'  written  notice  (which  notice  may be  waived by the
Trust);  (b) by the Trust at any time  without  penalty  upon  sixty days' written  notice to the General  Distributor  (which notice may be waived by the General  Distributor);  or (c) by mutual consent of
the  Trust  and  the  General   Distributor,   provided   that  such
termination  by the Trust  pursuant  to part (b) of this  Section 10 shall be  directed  or  approved  by the  Board of  Trustees  of the
Trust  or by  the  vote  of  the  holders  of a  "majority"  of  the outstanding voting securities of the Fund.

      11.   Assignment.   This  Agreement  may  not  be  amended  or
            ----------
changed  except  in  writing  and  shall be  binding  upon and shall enure to the  benefit of the  parties  hereto  and their  respective successors,  however,  this  Agreement  shall  not  be  assigned  by either party and shall automatically terminate upon assignment.

      12.   Disclaimer  of   Shareholder   Liability.   The  General
            ----------------------------------------
Distributor  understands  and  agrees  that the  obligations  of the
Trust or the Fund  under this  Agreement  are not  binding  upon any shareholder  or any Trustee of the Trust  personally,  but bind only
the  Fund  and  the  Fund's   property;   the  General   Distributor
represents  that it has notice of the provisions of the  Declaration
of  Trust  of  the  Trust   disclaiming   shareholder   and  Trustee
liability for acts or obligations of the Trust and the Fund.

      13.   Section  Headings.  The  heading of each  section is for
            -----------------
descriptive   purposes  only,  and  such  headings  are  not  to  be
construed or interpreted as part of this Agreement.

      If the  foregoing is in  accordance  with your  understanding, kindly so indicate by signing in the space provided below.

                              OPPENHEIMER VARIABLE ACCOUNT FUNDS
                              on behalf of OPPENHEIMER VALUE FUND/VA

By:
--------------------------------------------------
Denis R. Molleur
Vice President

Accepted:

OPPENHEIMERFUNDS DISTRIBUTOR, INC.

By:
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 Kathleen Ives
Vice President